FIG Partners 7th Annual West Coast Bank CEO Forum February 4, 2016 Richard Beard, President & CEO Wolf Muelleck, EVP & CFO

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including, but not limited to: •The credit and concentration risks of our lending activities; •Changes in general economic conditions, either nationally or in our market areas; •Competitive market pricing factors and interest rate risks; •Market interest rate volatility; •Investments in new branches and new business opportunities; •Balance sheet (for example, loans) concentrations; •Fluctuations in demand for loans and other financial services in our market areas; •Changes in legislative or regulatory requirements or the results of regulatory examinations; •The ability to recruit and retain key management and staff; •Risks associated with our ability to implement our expansion strategy and merger integration; •Stability of funding sources and continued availability of borrowings; •Adverse changes in the securities markets; •The inability of key third-party providers to perform their obligations to us; •Changes in accounting policies and practices and the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; and •These and other risks as may be detailed from time to time in our filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any forward-looking statements. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. The Company does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results in 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect the Company’s operating results, financial condition and stock price performance. Safe Harbor

Ticker symbol: PUB Total Assets$1.56 billion Loans held for investment$1.05 billion Deposits$1.31 billion Net income$19.6 million Return on assets1.34% Return on average equity10.49% Tangible BV per share$11.88 Market Cap *$272 million Financial information as of and for the year ended December 31, 2015 is unaudited. Additional information is available at www.peoplesutah.com * Closing price of $15.46 on January 29, 2016 People’s Utah Bancorp Overview

People’s Utah Bancorp (“PUB”) is largest community bank holding company in Utah owning 100% of People’s Intermountain Bank (“PIB”) Two banking divisions - doing business as (dba) Bank of American Fork (“BAF”) based in American Fork, UT Lewiston State Bank (“LSB”) based in Lewiston, UT Leasing division - GrowthFunding Equipment Finance based in Riverton, UT 100+ years of operating history at both banks PUB – only public community bank holding company in Utah 18 full-service branch locations 17 in Utah and 1 in Idaho 362 full-time equivalent associates (12/31/15) 10-year CAGRs(1) Assets – 9.3% Loans – 8.4% Deposits – 9.7% Franchise Overview (1) For the ten years ended December 31, 2015. Data as of December 31, 2015 is unaudited.

Our Target Markets

U.S Chamber of Commerce Utah ranked #1 for all six categories measured by U.S. Chamber of Commerce Job Growth Expected job growth of 3.1% in 2016 vs. the national estimate of 1.7% Unemployment rate of 3.7% vs. national rate of 5.3% Income Growth Personal income projected to grow by 5.3% in 2015 Strong Dynamics in Utah Sources: 2016 Economic Report to the Governor, Forbes, Bureau of Economic and Business Research Utah Ranked The #1 State for Business in the U.S. by Forbes 5 out of the last 6 years most recently in 2015 Employers Corporate employers and startup technology companies drawn to the Utah market Utah attracted approximately $1 billion in venture capital investment in 2015 Major shipping/ transportation hub Housing Activity Residential housing units constructed estimated at 17,400 in 2015 and forecast of 19,200 in 2014 Forecast for permit authorized construction is $6.8 billion in 2016 vs. $6.8 billion estimated for 2015

Utah is one of the fastest growing states in the U.S. in terms of population, ranking 7th in 2015 percentage growth Projected population change of 12.4% from 2014-2020, vs. U.S. growth projected at 6.5% Over 75% of Utah’s population is concentrated along the I-15 Corridor Strong Dynamics in Utah (Cont.) Source: Utah Governor’s Office of Economic Development, U.S. Census Bureau

Companies with Utah Operations

PUB has a strong market presence in three of the four counties that make-up the population centers of Utah. PUB – largest deposit share of Utah community banks Deposit Share in Utah Utah Deposit Market Share Source: SNL Financial, 6/30/2015 deposit data Note: Excludes non-retail branches

PUB Strategy is to preserve the Community banking model with bank names and people while consolidating regulatory and back-office functions to gain efficiencies. Continue to Grow Organically Increase share in current markets and enter new markets (converted LPOs into branches in St. George and Layton) Capitalize on expertise in real-estate loans Grow and Diversify our Loan Portfolio Continue to expand C&I lending and SBA lending Grow the Leasing Division to include full-service lease operations Strategy / Model - Moving Forward

Continue Improving Operating Efficiencies Manage cost structure to further enhance earnings Operation model is scalable Up-to-date technology and experienced team – mobile and online banking Hire Additional Motivated and Service-Oriented Personnel Seek talented individuals living in our current and prospective market areas Strong Risk Management and Capital Levels Identify and evaluate risks and trends and adopt strategies to manage such risks Strategy / Model – Moving Forward (Cont.)

Growth through Mergers and Acquisitions Community banking & financial services environment provides opportunities PUB is successful acquirer as evidenced by successful LSB merger PIB has outstanding CRA rating Good working relationships with our regulators Strategy / Model - Moving Forward (Cont.)

Overview of LSB Transaction Acquisition announced on June 2013 and closed in October 2013 PUB acquired 4 branches - three in Northern Utah; one in Preston, ID The LSB merger added $178 million in loans and $235 million in deposits Transaction was approximately 70% stock / 30% cash Accretive to EPS (excluding one-time transaction costs) within the first year Conservative assumptions with OREO holdback and indemnification escrow Transaction Overview Combined two of the oldest operating banks in the region, both over 100 years old Opportunity for market expansion, cost synergies and leveraging existing infrastructure Rationale LEWISTON STATE BANK

Growth Opportunities Hiring people / teams Opening new branches in our market Branch acquisition opportunities Whole bank opportunities in Utah Whole bank opportunities in surrounding states Non-bank acquisition opportunities

Banks Headquartered in Utah Utah Deposit Market Share – Banks Headquartered in Utah Source: SNL Financial, 6/30/2015 deposit data Note: Excludes non-retail branches

Financial / Operating Highlights Financial information as of and for the year ended December 31, 2015 is unaudited.

Net Income

Diluted Earnings per Share

Return on Average Assets

Return on Average Equity

Net Interest Margin

Efficiency Ratio (1) (1) Non-interest income less merger-related costs divided by sum of net interest income and non-interest income.

Dividends per Share We began declaring quarterly dividends in the First Quarter of 2015

Asset Quality

Asset Quality

Historical Loan Trend Lewiston State Bank merger - $178 million in loans

Loan Composition From Dec 2014 to Dec 2015 loans held for investment grew 11.4% to $1.05 billion

Historical Deposits Trend Lewiston State Bank merger - $235 million in deposits

Deposit Composition $1.3 billion in deposits - $1.2 billion in core deposits